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                                                                   Exhibit 10.53
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               FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT
                            AND WAIVER OF DEFAULTS

          This Amendment, dated as of March 30, 2001, is made by and between RF MONOLITHICS, INC., a Delaware corporation (the "Borrower"), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender").

                                R E C I T A L S

          The Borrower and the Lender have entered into a Credit and Security Agreement dated as of December 8, 2000 (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

          The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

          1.   Defined Terms. Capitalized terms used in this Amendment which are
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defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

          2.   Amendment to Section 6.16.  Section 6.16 of the Credit Agreement
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is amended in its entirety to read as follows:

               Minimum Book Net Worth.  The Borrower will maintain, during each
               ----------------------
          period described below, its Book Net Worth in an amount not less than the amount set forth below:

               (a) As of February 28, 2001, a minimum Book Net Worth of not less than $29,700,000;

               (b) From March 1, 2001 through May 31, 2001, a minimum Book Net Worth of not less than $29,200,000;

               (c) From June 1, 2001 through August 31, 2001, a minimum Book Net Worth of not less than $29,500,000; and

               (d) From September 1, 2001 through November 30, 2001, a minimum Book Net Worth of not less than the Book Net Worth as of FYE August 31, 2001, minus $1,500,000.

          3.   Amendment to Section 6.17.  Section 6.17 of the Credit Agreement
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is amended in its entirety to read as follows:

               Quarterly Minimum Net Income.  The Borrower will achieve (a)
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          during the six month fiscal period ended February 28, 2001, a minimum
          Net Income of greater than <$3,000,000>; (b) during the nine month fiscal period ending on May 31, 2001, a minimum Net Income of greater than <$3,500,000>; (c) during the fiscal year ending on August 31, 2001, a minimum Net Income of greater than <$3,200,000>; and (d) during the three month fiscal period from August 31, 2001, to November 30, 2001, a minimum Net Income of greater than <$1,500,000>.

          4.   Amendment to Exhibit C.  Exhibit C to the Credit Agreement is
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hereby amended to be in the form of Exhibit C to this Amendment.
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          5.   No Other Changes. Except as explicitly amended by this Amendment,
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all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

          6.   Waiver of Defaults.  The Borrower is in default of Sections 6.16,
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6.17 and 6.18 of the Credit Agreement (collectively, the "Defaults").  Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Defaults through February 28, 2001. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

          7.   Amendment Fee.  The Borrower shall pay the Lender as of the date
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hereof a fully earned, non-refundable fee in the amount of $80,000.00 in consideration of the Lender's execution of this Amendment (the "Amendment Fee"). The Amendment Fee shall be payable on the first day of each calendar month in equal installments of $20,000.00 commencing on April 1, 2001 and ending on July 1, 2001. Notwithstanding the foregoing, if a Default or an Event of Default or a breach, default or event of default under any Security Document or other document held by Lender occurs at any time prior to July 1, 2001, the entire remaining amount of the Amendment Fee shall be immediately due and payable in full.

          8.   Conditions Precedent.  This Amendment, and the waiver set forth
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in Paragraph 6 hereof, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

               (a) The Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by the Guarantor.

               (b) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of December 8, 2000 in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of December 8, 2000, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

               (c)  Payment of the fee described in Paragraph 7.

               (d)  Such other matters as the Lender may require.

          9.   Representations and Warranties.  The Borrower hereby represents
               ------------------------------
and warrants to the Lender as follows:s

               (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

               (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the

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     Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     10.  References.  All references in the Credit Agreement to "this
          ----------
Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     11.  No Other Waiver.  Except as set forth in Paragraph 6 hereof, the
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execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

     12.  Release.  The Borrower, and the Guarantor by signing the
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Acknowledgment and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     13.  Costs and Expenses.  The Borrower hereby reaffirms its agreement under
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the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the Amendment Fee required under paragraph 7 hereof.

     14.  Miscellaneous.  This Amendment and the Acknowledgment and Agreement of
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Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     15.  Governing Law; Jurisdiction, Venue; Waiver of Jury Trial.  This
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Amendment, the Acknowledgment and Agreement of Guarantor and the Loan Documents
shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Texas. Each party hereto and the Guarantor hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of Texas in connection with any controversy related to this Amendment; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Lender or the Borrower in connection with this Amendment or the other Loan Documents shall be venued in either the District Court of Collin County, Texas, or the United States District Court for the Northern District of Texas; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AMENDMENT.

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     16.  ENTIRE AGREEMENT.  THIS AMENDMENT AND ALL OTHER INSTRUMENTS,
          ----------------
DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.                RF MONOLITHICS, INC.


By: /s/ Terrance O. McKinney                     By: /s/ David M. Kirk
    -------------------------------------            ---------------------------
    Terrance O. McKinney                             David M. Kirk
    Assistant Vice President                         President

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